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                                                                   EXHIBIT 10.24

                               THIRD AMENDMENT TO
                      ORTHODONTIC CENTERS OF AMERICA, INC.
                              STOCK POOL II PROGRAM

                                    PREAMBLE

         WHEREAS, on November 9, 2001, a wholly-owned subsidiary of Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), merged with and into OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), and OrthAlliance thereby became a wholly-owned subsidiary of OCA (the "Merger");

         WHEREAS, OCA established the Orthodontic Centers of America, Inc. Stock Pool II Program (the "Program") through which OCA may grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Affiliated Practitioners and who timely executed and delivered either an Amendment to OrthAlliance Service/Consulting Agreement and Amendment to Employment Agreement or an OCA Business Services Agreement, subject to the terms described therein;

         WHEREAS, all capitalized terms not defined herein shall have the meaning ascribed to such terms in the Program;

         WHEREAS, on July 11, 2002, OCA amended the terms of the Program to extend the deadline for executing and delivering the required documents and to modify how the principal amount of the Promissory Note is calculated (the "First Amendment");

         WHEREAS, on August 15, 2002, OCA amended the terms of the Program to extend the deadline for executing and delivering the required documents and to modify how the principal amount of the Promissory Note is calculated (the "Second Amendment"); and

         WHEREAS, OCA desires to further amend the terms of the Program as set forth herein (the "Amendment").

         NOW, THEREFORE, OCA hereby amends the Program as follows:

         1. Amendment to Timing and Conditions of Grants. Section 2.2 of the Program as amended by the First Amendment and the Second Amendment is deleted in its entirety and the following text substituted in lieu thereof:

         "2.2 Timing and Conditions of Grants. Shares of OCA Common Stock awarded under the Program shall be issuable to Participants in four annual installments (subject to Section 2.3 and the other terms and conditions of the Program), as follows:

                  (a) For each Participant, 25% of the total number of shares of OCA Common Stock (rounded to the nearest whole number) to be awarded to such Participant under the Program will be issued to such Participant following each of the first, second, third and fourth anniversaries (each such anniversary date, a "Vesting Date") of the Applicable Date (as defined below) with respect to such Participant, if, and only if, subject to all of the other conditions set forth in the Program, the amount of Service Fees paid to OCA, OrthAlliance or their subsidiaries by the Participant and/or the PC owned by and employing such Participant during and with respect to the 12 calendar months immediately preceding that particular Vesting Date is at least 90% (the "90% Minimum Target") of the amount of the Applicable Participant's Service Fees During the 12 Months Ended October 31, 2001.



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                  For purposes of the Program, "Applicable Date" means: (A)
         November 9, 2001 (the effective date of the Merger) for each Participant who executes and delivers to OCA his or her Amendments or Business Services Agreement, a Participation Agreement and an Investor Suitability Questionnaire as provided in Sections 1.2, 1.4 and 1.5 hereof by no later than 5:00 p.m. (Central Time) on October 1, 2002; and (B) for each of the other Participants, the last day of the month during which the Participant executes and delivers to OCA his or her Amendments or Business Services Agreement, a Participation Agreement and an Investor Suitability Questionnaire as provided in Sections 1.2,
         1.4 and 1.5 hereof.

                  (b) However, if the 90% Minimum Target is not achieved in the 12 calendar month period immediately preceding the first, second or third such Vesting Date (each, an "Earlier Period"), but is achieved during the 12 calendar month period immediately preceding a subsequent Vesting Date (each, a "Later Period"), then, subject to all of the other conditions set forth in the Program, the installment of shares of OCA Common Stock issuable with respect to such Earlier Period will be issued following such Later Period. By way of illustration, if such target were not achieved during the periods preceding the second or third Vesting Dates, but was achieved during the period preceding the fourth Vesting Date, then the installment of shares for the second and third vesting periods would be issued after the fourth Vesting Date."

         2. Amendment to Calculation of Original Principal Amount of Promissory
Note in Lieu of Shares. Section 2.3 of the Program as amended by the First Amendment and the Second Amendment is deleted in its entirety and the following text substituted in lieu thereof:

         "2.3 Participant May Elect to Receive Promissory Note In Lieu of
Shares.

                  (a) Promissory Note. During the 30 calendar days ending on and including the first Vesting Date, a Participant may make a one-time, permanent election (as provided below) as to all shares of OCA Common Stock that the Participant may be issued under the Program, to receive, in lieu and full substitution of any and all shares of OCA Common Stock that would otherwise be issued to such Participant pursuant to Sections
         2.1 and 2.2 of the Program, a non-transferable, non-negotiable promissory note from OCA or a subsidiary thereof selected by OCA substantially in the form and substance of the form of Promissory Note attached as Exhibit E hereto ("Promissory Note"), in an original principal amount equal to the product of:

                     (x)    the Applicable Stock Price (as defined below),

                     TIMES

                     (y) the total, maximum number of shares of OCA Common Stock that would otherwise be issued to such Participant pursuant to Section 2.1 of the Program (notwithstanding the vesting conditions set forth in Section 2.2).

         For purposes of the Program:

                  o "Applicable Stock Price" means: (A) the sum of (x) $1.00, plus (y) the greater of $26.00 or the 10-Day Average Closing Price, for each Participant who executes and delivers to OCA his or her Amendments or Business Services Agreement, a Participation Agreement and an Investor Suitability Questionnaire as provided in Sections 1.2, 1.4 and 1.5 hereof by no later than 5:00 p.m. (Central Time) on October 1, 2002, and (B) the greater of $26.00 or the 10-Day Average Closing Price, for each of the other Participants.


                  o "10-Day Average Closing Price" means the average closing price per share of OCA Common Stock reported on the New York Stock Exchange during the 10 trading day period immediately following the date on which the Participant executes and delivers to OCA his or her Amendments or Business Services Agreement, and Participation Agreement and Investor Suitability Questionnaire as provided in Sections 1.2, 1.4 and 1.5 hereof.



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                  (b) Other Terms of Promissory Note. Principal amounts owing under the Promissory Note will bear interest from the first Vesting Date (except as provided in subsection 2.3(d) hereof) at a rate equal to the prime rate on the first Vesting Date (as reported in the Wall Street Journal or comparable reporting service selected by OCA) plus 1.5% per annum. OCA may prepay all or part of the amounts owing under the Promissory Note at any time in its discretion without penalty. The Promissory Note will be non-transferable and non-negotiable.

                  (c) Election. A Participant may make such election to receive a Promissory Note in lieu of all shares of OCA Common Stock to be issued to such Participant under the Program only by giving written notice of such election to the Chief Executive Officer of OCA during the 30 calendar days ending on and including the first Vesting Date. Once such an election has been made, it may not be withdrawn, and such an election may not be made before or following such 30-day period, and may not be made during the 30 days ending on any other Vesting Date. If such Participant makes such an election, in accordance with such notice and timing requirements, such Participant will be issued a Promissory
         Note in an original principal amount computed as provided above, in complete substitution and replacement of all shares of OCA Common Stock to be issued to such Participant pursuant to Sections 2.1 and 2.2 of the Program, and such shares will not be issued to such Participant.

                  (d) Manner of Payment. Principal and accrued interest payable under such Promissory Note will be payable in up to four installments, as follows:

                           (i) the first installment will consist of principal
                  only (with respect to which no interest shall accrue), in an amount equal to 25% of the original principal amount of the Promissory Note, and will be payable, subject to all of the other conditions set forth in the Program, within 15 business days following the first Vesting Date (subject to the conditions described in this paragraph below); and

                           (ii) the second, third and fourth installments will
                  each consist of principal and accrued interest, in an amount equal to 25% of the original principal amount of the Promissory Note and interest accrued on that payment of 25% of the original principal amount since the first Vesting Date, and will be payable, subject to all of the other conditions set forth in the Program, within 15 business days following the second, third and fourth Vesting Dates, respectively (subject to the conditions described in this paragraph below).

         Each such installment will be payable if, and only if, the amount of Service Fees paid to OCA, OrthAlliance or their subsidiaries by the Participant and/or the PC owned by and employing such Participant during and with respect to the 12 calendar months immediately preceding the particular Vesting Date relating to that installment is at least equal to the 90% Minimum Target. However, if the 90% Minimum Target is not achieved in an Earlier Period (in which case the installment of principal and accrued interest relating to that Earlier Period shall cease to accrue interest as of the Vesting Date relating to such Earlier Period), but is achieved during a Later Period, then, subject to all of the other conditions set forth in the Program, the installment payable with respect to such Earlier Period will be paid following such Later Period in the same amount of principal and accrued interest that would have been paid following the Earlier Period (with no interest accruing thereon from the Vesting Date relating to such Earlier Period)."

         3. No Other Changes. Except as set forth in this Amendment, the terms and conditions of the Program shall remain in place and shall not be altered or amended, except by any further amendment to the Program made in accordance with the terms of Program.

         4. Rules of Construction. Headings are given to the sections of this Amendment solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.



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         5. Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under this Amendment, to the extent that federal law does not apply.



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         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of September 10, 2002.

                               ORTHODONTIC CENTERS OF AMERICA, INC.



                               By:   /s/ Bartholomew F. Palmisano, Sr.
                                   --------------------------------------------
                                         Bartholomew F. Palmisano, Sr.
                                         Chairman of the Board, President and
                                         Chief Executive Officer




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